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                                                                     EXHIBIT 4.2
                                                                     -----------

                              WARRANT CERTIFICATE
                 WARRANTS TO PURCHASE SHARES OF COMMON STOCK OF
                                 CIATTI'S INC.
                                                                  WARRANTS CUSIP
                                                                    UNIT CUSIP

  THIS CERTIFIES THAT

                    ***                                 ***

          or assigns, is the owner of the number of Warrants set forth above, each of which represents the right from Ciattis, a Minnesota corporation (herein called the "Company"), at any time on or before 5:00 p.m. Minneapolis time on December 31, 2002, one share (subject to the adjustments referred to below) of the Common Stock, $.01 par value, of the Company (such shares or other securities or property purchasable upon exercise of the Warrants being herein called the "Shares"), by surrendering this Warrant Certificate, with the Purchase Form on the reverse hereof duly executed, at the principal office of Norwest Bank Minnesota, N.A., or its successor, as warrant agent (the "Warrant Agent"), in South Saint Paul, Minnesota, and by paying in full, in cash or by certified or official bank check payable to the order of the Company, the purchase price of $5.00 per share, and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement hereinafter referred. Upon any exercise of less than all the Warrants evidenced by this Warrant Certificate, there shall be issued to the holder a new Warrant Certificate in respect of the Warrants as to which this Warrant Certificate was not exercised. Upon the surrender for transfer or exchange hereof, properly endorsed, to the Warrant Agent, the Warrant Agent, at the Company's expense will issue and deliver to, or upon the order of the holder hereof, a new Warrant Certificate or Warrant Certificates of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of Warrants called for on the face hereof. The Warrant Certificates are issued only as registered Warrant Certificates. Until this Warrant Certificate is transferred in the Warrant Register, the Company and the Warrant Agent may treat the person in whose name this Warrant Certificate is registered as the absolute owner hereof and of the Warrants represented hereby for all purposes, notwithstanding any notice to the contrary. This Warrant Certificate is issued under the Warrant Agreement dated as of August ___, 1997, between the Company and the Warrant Agent and is subject to the terms and provisions contained in said Warrant Agreement, to all of which terms and provisions the registered holder of this Warrant Certificate consents by acceptance hereof. Copies of said Warrant Agreement are on file at the principal office of the Warrant Agent in South Saint Paul, Minnesota and may be obtained by writing to the Warrant Agent. The number of Shares receivable upon the exercise of the Warrants represented by this Warrant Certificate and the purchase price per share are subject to adjustment upon the happening of certain events specified in the Warrant Agreement (which provisions are contained in the Warrant Agreement and are hereby incorporated by reference). No fractional Shares of the Company's Common Stock will be issued upon the exercise of Warrants. As to any final fraction of a Share which a holder of Warrants exercised in the same transaction would otherwise be entitled to purchase on such exercise, the Company shall pay a cash adjustment in lieu of any fractional Share determined as provided in the Warrant Agreement. This Warrant may be redeemed at the option of the Company upon at least 30 days written notice on any date after January 1, 1998, if the Market Price of the Common Stock (as defined) has been equal to or in excess of 120% of the then Exercise Price of the Warrants for any 20 consecutive trading days. This Warrant Certificate shall not entitle the holder hereof to any of the rights of a holder of a share of Common Stock of the Company, including, without limitation, the right to vote, to receive dividends and other distribution, to exercise any preemptive right, or to receive any notice of, or to attend, meetings of holders of Common Stock or any other proceedings of the Company. This Warrant Certificate shall be void and the Warrants and any rights represented hereby shall cease unless exercised on or before 5:00 p.m. Minneapolis time on December 31, 2002. This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.

          WITNESS the facsimile seal of the Company and the facsimile signatures of the Company's duly authorized officers.

          Dated:               CIATTIS' INC.
                                                    Countersigned:
                        By:                         Norwest Bank Minnesota, N.A.
                                     President             as Warrant Agent

                        Attest:
                                     Secretary      By:

                                                    Authorized Signature

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  TO:  Ciatti's, Inc.
       c/o Norwest Bank Minnesota, N.A.
       Warrant Agent
       180 East Fifth Street
       South Saint Paul, MN  55101


                                 PURCHASE FORM
                   (To be Executed by the Registered Holder
                  in Order to Exercise Warrant Certificates)

       The undersigned hereby irrvocably elects to exercise        * of the
  Warrants represented by the within Warrant Certificate and to purchase for cash, the Shares issuable upon the exercise of said Warrants, and requests that certificates for such Shares shall be issued in the name of

  PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF REGISTERED HOLDER
       OF CERTIFICATE
                                  -------------------------
                                           (Name)

                                  -------------------------
                                           (Address)

                                  -------------------------
                                           (Name)

                                  -------------------------
                                           (Address)

  Dated:_________________         Signature__________________

  -------------

  *Insert here the number of Warrants called for on the face of this Warrant Certificate (or, in the case of a partial exercise, the portion thereof being exercised), in either case without making any adjustment for additional Common Stock or any other securities or property or cash which, pursuant to the adjustment provisions referred to in this Warrant Certificate, may be deliverable upon exercise.

                           -------------------------

                                ASSIGNMENT FORM
                   (To be Executed by the Registered Holder
                  in Order to Transfer Warrant Certificates)


  PLEASE INSERT SOCIAL SECURITY OR
  OTHER IDENTIFYING NUMBER OF ASSIGNEE    FOR VALUE RECEIVED, the undersigned
                                          hereby sells, assigns and transfers
                                          _____________ of the Warrants
                                          represented by this Warrant
                                          Certificate unto

                           -------------------------

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                  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                    INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

  and does hereby irrevocably constitue and appoint___________________________ Attorney to transfer this Warrant Certificate on the records of the Company with full power of substitution in the premises.

  Dated:________________           Signature(s)________________________________
                                               ________________________________
                                   Signature(s) Guaranteed:

                           -------------------------

                                     NOTICE

       The Signature(s) to the Purchase Form or the Assignment Form must correspond to the name as written upon the face of this Warrant Certificate in every particular without alteration or enlargement or any change whatsoever. Signatures(s) should be guaranteed by a commercial bank or trust company, or by a member firm of any national securities exchange whose signature is known to the Warrant Agent.